Exhibit 32.1

SECTION 1350 CERTIFICATION

In reference to this amendment No. 1 to the quarterly report on Form 10-Q of Stericycle, Inc. we, Charles A. Alutto, President and Chief Executive Officer of the registrant, and Daniel V. Ginnetti, an Executive Vice President and the Chief Financial Officer of the registrant, certify as follows, pursuant to 18 U.S.C. §1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002):

(a)	the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(b)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 9, 2016

/s/ Charles A. Alutto
Charles A. Alutto
President and Chief
Executive Officer
Stericycle, Inc.

/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and
Chief Financial Officer
Stericycle, Inc.